SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 19, 2010

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5D, Tower A, 2 Building Business Center

Jinyuan Shidai, No. 2 E. Road

Landianchang, Haidian District

Beijing, People’s Republic of China 100097

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-10) 8887-6366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 19, 2010, the Registrant issued a press release announcing the appointment of Mr. Gavin Cheng as co-president, responsible for the Registrant’s general operations in China, and Mr. Hongzi Ma as deputy general manager of the Registrant’s subsidiary, Beijing Yanyu Water Tech Co., Ltd. (“Yanyu”). Mr. Cheng and Mr. Ma collectively held 100% of the outstanding equity interests of Beijing Satellite Science & Technology Co. (“BSST”) prior to its acquisition by the Registrant. The terms of such acquisition are more fully described in the Registrant’s Current Reports on Form 8-K, dated July 29, 2010 and August 11, 2010.

Mr. Cheng founded BSST in 1994 and served as its president until BSST was acquired by the Registrant on August 6, 2010. Prior to founding BSST, Mr. Cheng worked in research and development and project management at the Beijing Test & Control Technology Institute of the Aeronautics Ministry from 1987 to 1993. Mr. Cheng graduated from the Nanjing University of Aeronautics and Astronautics in 1987 with Bachelor of Engineering and Master of Engineering degrees. He also received his Executive MBA degree from Peking University in 2001.

Mr. Ma founded Beijing Tianfuqin Technology, Ltd. in 2007 and served as its general manager until his appointment as deputy general manager of Yanyu. Mr. Ma also founded Beijing Huitu Information & Technology, Ltd. and served as its general manager from 2001 to 2007. Mr. Ma was also a lecturer at the Department of Water Resource and Hydropower Engineering at Tsinghua University from 1998 to 2001. He graduated from the Water Resource and Hydropower Department at Tsinghua University with a Bachelor of Engineering degree in hydraulic architecture and a Master of Engineering degree in hydrology and water resources in 1998.

A copy of the press release announcing the appointment of Mr. Cheng and Mr. Ma is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Press release dated August 19, 2010.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/S/ PHIL FAN
Phil Fan
President

Dated: August 23, 2010

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release dated August 19, 2010.

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